Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes Announces Appointment of Nancy S. Lurker to Board of Directors

DUBLIN, March 7, 2024 — Alkermes plc (Nasdaq: ALKS) today announced the appointment of a new independent director, Nancy S. Lurker, to the company’s Board of Directors (the Board). Ms. Lurker is a seasoned healthcare executive and experienced board member who brings decades of pharmaceutical and biotechnology industry leadership experience and strong commercial expertise, including a track record of successful U.S. and global pharmaceutical product launches.

“Nancy brings to the Board deep biopharmaceutical industry experience spanning executive leadership, governance, strategic planning, product development and commercialization. This broad expertise will be an important asset to the Board and the company as we drive continued growth of our existing portfolio of proprietary products, expand our portfolio and bring new products to market,” said Richard Pops, Chief Executive Officer of Alkermes. “Nancy’s appointment reflects the Board’s ongoing commitment to robust board refreshment and diversity and to the importance of aligning the qualifications and experience of our directors with our strategy and growth opportunities. We welcome Nancy to the Board and look forward to working together.”

“I am delighted to join Alkermes’ Board and to work with the management team as the company continues to advance its important work to bring innovative medicines to patients living with serious neurological and psychiatric conditions,” said Ms. Lurker. “I look forward to sharing my insights and supporting the company as it continues to advance its strategy and builds upon its position as a leader in the field of neuroscience.”

About Nancy Lurker

Ms. Lurker most recently served as Chief Executive Officer of EyePoint Pharmaceuticals, Inc., a publicly-traded specialty biopharmaceutical company, from 2016 to July 2023, at which time she transitioned to her current role as Executive Vice Chair of EyePoint Pharmaceuticals’ board of directors. She also served as President of EyePoint Pharmaceuticals from 2016 to January 2023. Prior to EyePoint Pharmaceuticals, Ms. Lurker served as President and Chief Executive Officer and a director of PDI, Inc. (now INterpace Diagnostics Group, Inc.), a publicly-traded healthcare commercialization company, and as Senior Vice President and Chief Marketing Officer of Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG. Prior to that, Ms. Lurker held various senior positions at other leading pharmaceutical companies including Pharmacia Corporation (now a part of Pfizer, Inc.), ImpactRx and Bristol-Myers Squibb Company.

Ms. Lurker currently serves on the board of directors of EyePoint Pharmaceuticals, Altasciences, LLC, a private contract research organization and National Sanitation Foundation, a not-for-profit organization dedicated to improving human health through quality standards. She previously served on the boards of directors of the Cancer Treatment Centers of America, and current and formerly publicly-traded companies Aquestive Therapeutics, Inc., X4 Pharmaceuticals, Inc., Auxilium Pharmaceuticals, Inc., Mallinckrodt plc, PDI, Inc., Elan Corporation, plc, and ConjuChem Biotechnologies. Ms. Lurker holds a B.S. in Biology from Seattle Pacific University and an M.B.A. from the University of Evansville.

About Alkermes plc

Alkermes plc is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders. Headquartered in Dublin, Ireland, Alkermes has a research and development center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including its ability to drive continued growth of its proprietary products, expand its portfolio and bring new products to market; and the potential therapeutic, clinical and commercial value of the company’s investigational and commercial products. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2023 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

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